UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2010, EnteroMedics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with several institutional investors (the “Purchasers”) for the sale of 7,438,299 shares (the “Shares”) of its common stock in a “registered direct” offering, at a purchase price of $0.65 per share, for gross proceeds of approximately $4,834,894, before deducting placement agent fees and estimated offering expenses. The Shares are being offered pursuant to a Registration Statement on Form S-3 (file no. 333-161702) that was previously filed by the Company and declared effective by the Securities Exchange Commission. Canaccord Adams Inc. acted as sole placement agent for the offering. The closing is expected to occur on or about January 20, 2010, subject to satisfaction of customary closing conditions.

Pursuant to the Securities Purchase Agreement, if the Company fails to materially comply with any covenant or agreement contained in the Securities Purchase Agreement, the Company is required to pay liquidated damages to the Purchasers on the occurrence of such event and each month until such event is cured. The amount of the liquidated damages would equal 1.5% of the subscription amount of the Shares then held by the Purchasers, but may not exceed a maximum aggregate amount equal to 10% of the original subscription amount of the Purchasers. If the Company pays only partial liquidated damages, it is required to pay interest to the Purchasers of the unpaid amount at a rate of 18% per year (or a lesser amount that is permitted to be paid by applicable law), accruing daily from the date such partial liquidated damages were due until they are paid in full with interest.

Other than through the Securities Purchase Agreement, the Purchasers do not have any material relationships with the Company or any subsidiary of the Company.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the form of Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On January 14, 2010, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement with the Purchasers for the sale of the Shares in a “registered direct” offering, at a price of $0.65 per share, for gross proceeds of approximately $4.8 million before deducting placement agent fees and estimated offering expenses. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of January 14, 2010.

99.1	Press Release dated January 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: January 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of January 14, 2010.

99.1	Press Release dated January 14, 2010.